EXHIBIT 99.1
CONSULTING AND COOPERATION AGREEMENT

    CONSULTING AND COOPERATION AGREEMENT, dated June 30, 2021 (the “Agreement”) by and among Ashford Inc. (“AINC”), Ashford Hospitality Advisors, LLC (together with AINC, the “Company”) and Robert G. Haiman (“Consultant”).

W I T N E S E T H:

    WHEREAS, Consultant is currently employed by the Company pursuant to the terms of that certain Employment Agreement dated June 1, 2018 (the “Employment Agreement”);

WHEREAS, Consultant’s employment with the Company will end on June 30, 2021 (the “Termination Date”);

WHEREAS, the Company desires to engage Consultant to provide the Consulting Services (as defined below) to the Company; and

WHEREAS, Consultant desires to be so engaged.

    NOW, THEREFORE, in consideration of the promises and covenants contained herein and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are mutually acknowledged by each party, it is agreed as follows:

1.Consulting Services; Expenses; Prohibited Activities.

(a)During the Term (as defined below), Consultant shall, upon the request, and at the direction, of the Company, assist the Company by: (i) providing the Company with requested information and advice on matters of which Consultant has knowledge; (ii) meeting with Company representatives (either telephonically or in person) from time to time to discuss any such matters with the Company; (iii) cooperating with the Company with respect to litigation, investigations, or governmental proceedings with respect to matters in which Consultant was in any way involved during his employment with the Company and any transition matters in which the Company reasonably believes that Consultant’s cooperation would be helpful; and (iv) providing other services as agreed by the Company and Consultant (collectively, the “Consulting Services”). Consultant shall devote so much of his time and effort as is reasonable and adequate to perform the Consulting Services; provided, however, that the Consulting Services shall be performed at times scheduled taking into consideration Consultant’s other commitments, including business and family matters.
(b)Consultant shall comply in all material respects with all policies of the Company and any of its subsidiaries while performing the Consulting Services. Accordingly, Company shall provide Consultant with prompt written notice of any material change(s) to the policies of the Company or any of its subsidiaries enacted after the Termination Date.

(c)In order to facilitate the performance by Consultant of the Consulting Services, the Company shall, during the Term, continue to reimburse Consultant for the actual and reasonable expenses incurred by Consultant in connection with his home office, cellular telephone and annual required continuing legal education expenses, in each case in accordance with past practice and not to exceed $5,000 per year. Consultant will have access to administrative support from Company employees if and to the extent necessary to provide the Consulting Services, generally in accordance with past practice.

(d)In addition to honoring the non-competition covenant set forth in Section 10 of the Employment Agreement, Consultant agrees that he shall not: (i) engage in full-time work as the general counsel (or similar title) of any company; or (ii) become a partner (or other senior position) with any law firm (collectively, the “Prohibited Activities”).

(e)If the Company believes that Consultant has engaged in a Prohibited Activity, Company shall provide Consultant with prompt written notice thereof. Company and Consultant shall discuss in good faith the facts and circumstances underlying Company’s belief that Consultant is engaged in a Prohibited Activity. If, after such consultation, Company still believes that Consultant is engaged in a Prohibited Activity, then Company may rescind the then-unvested portion of Consultant’s awards from the Equity Plans (as defined below) by providing Consultant with prompt written notice thereof.

(f)Notwithstanding the prohibitions set forth in Section 1(d) above, the Company acknowledges and agrees that Consultant may provide any legal, consulting or other services to clients so long as the services provided by Consultant: (i) do not constitute Prohibited Activities; and (ii) otherwise comply with the restrictions set forth in Consultant’s Employment Agreement and the Release and Waiver to which this Agreement is attached as Exhibit A.

2.Compensation. As compensation for the Consulting Services to be provided by Consultant hereunder, Consultant shall be deemed to be in continuous employment or service during the Term for purposes of any equity or equity-based awards granted to Consultant and outstanding as of the Termination Date under each of: (a) the Remington Hotels, LLC Ashford Stock Plan (as amended from time to time, the “Remington Plan”); (b) the Ashford Inc. 2014 Incentive Plan (as amended from time to time, the “AINC Plan”); (c) the Ashford Hospitality Trust 2011 Stock Incentive Plan (as amended from time to time, the “2011 AHT Plan”); (d) the Ashford Hospitality Trust 2021 Stock Incentive Plan (as amended from time to time, the “2021 AHT Plan”); and (e) the Braemar Hotels & Resorts Inc. Second Amended and Restated Equity Incentive Plan (as amended from time to time, the “BHR Plan,” and together with the Remington Plan, the AINC Plan, the 2011 AHT Plan, and the 2021 AHT Plan, the “Equity Plans”). For the avoidance of doubt, each such equity or equity-based award shall otherwise remain subject to the terms and conditions (including, without limitation, any time-based or performance-based vesting requirements) of the applicable award agreement and Equity Plan under which such award was granted, and the termination of this Agreement shall be treated as a termination of Consultant’s employment or service for purposes of each such equity or equity-based award.

3.Term. Unless earlier terminated in accordance with Section 4, this Agreement shall commence as of the Termination Date and shall remain in effect until the third (3rd) anniversary of the Termination Date; provided, that if Consultant does not execute the Release and Waiver, or revokes such Release and Waiver in accordance with its terms, this Agreement shall automatically terminate and be null and void ab initio. The period of time during which this Agreement is in effect is referred to herein as the “Term.”

4.Termination.

(a)The Company may terminate this Agreement immediately in the event of Consultant’s material breach of this Agreement, which remains uncured for fourteen (14) days after the Company provides Consultant with written notice of such breach.

(b)Upon termination of this Agreement, Consultant shall be entitled to no further compensation under this Agreement, other than as described in Section 2.

(c)Upon expiration or termination of this Agreement for any reason, Consultant shall, within fifteen (15) business days:

(i)deliver to the Company all hardware, software, tools and equipment that were provided by the Company for use by Consultant; and

(ii)deliver, or provide access, to the Company all tangible documents and materials (and any copies) containing or incorporating Confidential Information (as defined in the Employment Agreement).

(d)The terms and conditions of this Section 4 and Sections 5 through 15 hereof shall survive the termination of this Agreement.

5.Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties hereto with respect to the Consulting Services and supersedes and merges all prior discussions, agreements and understandings of every kind and nature between them with respect to the subject matter hereof.

6.Independent Contractor.

(a)Consultant is an independent contractor and not an employee of the Company or any of its subsidiaries. This Agreement shall not be construed to create any partnership, joint venture, employee, or agency relationship between Consultant and the Company. Consultant shall not have any authority to bind the Company, and Consultant shall not make any agreements or representations on the Company’s behalf without the Company’s prior written consent.

(b)    Consultant shall be solely responsible for all of Consultant’s federal, state, and local income taxes, social security taxes and all such other withholdings. Notwithstanding the foregoing, if any federal, state, and local income taxes, social security taxes or other withholdings are required under applicable law to be withheld by the Company, any of the companies that the Company advises, or any affiliates of the foregoing (including, without limitation, Ashford Hospitality Trust, Inc. or Braemar Hotels & Resorts Inc.) with respect to any compensation or benefits under this Agreement, then each of the foregoing are hereby authorized to effectuate such withholding, including, without limitation, by withholding against any cash payments otherwise made to Consultant or through any “net exercise” or “cashless exercise” procedures in connection with the vesting, settlement, exercise, or conversion of any of Consultant’s equity or equity-based awards under the Equity Plans.

7.Restrictive Covenants. Nothing in this Agreement shall be construed as modifying, amending, or terminating any of the covenants set forth in Sections 9 or 10 of the Employment Agreement, which continue in full force and effect in accordance with their terms. Consultant’s breach of any such covenants, beyond any applicable notice and cure period(s), shall likewise constitute a breach of this Agreement.

8.Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including in portable document format (.pdf) or other electronic medium), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.Notices. All notices shall be sent to the parties by hand delivery or by certified or registered mail: (a) in the case of the Company, at the address of the Company’s principal executive offices, Attention: Chief Executive Officer; and (b) in the case of Consultant, at the Consultant’s last known address in the Company’s records. Unless hand delivered, notices shall be deemed given three (3) business days following the date deposited in any general or branch United States Post Office or one (1) business day following the date of delivery to a nationally recognized overnight courier service.

10.Severability. In the event that this Agreement or any provision hereof is declared invalid, unenforceable, or illegal by any court, agency, commission, or arbitrator(s) having jurisdiction over the subject matter hereof, neither party hereto shall have any cause of action or claim against the other by reason of such declaration of invalidity, unenforceability, or illegality; and any such declaration concerning any provision hereof shall not affect, impair, or invalidate the remainder of this Agreement, but shall be confined in its operation to that provision hereof only and the remainder of this Agreement shall remain in full force and effect. The parties hereto agree to substitute the invalid, unenforceable, or illegal provision(s) with a valid, enforceable, or legal one which corresponds to the spirit and purpose of the invalid, unenforceable, or illegal provision(s) to the greatest extent possible.

11.Amendment. This Agreement may not be changed, modified, or amended in any manner except by an instrument in writing signed by all parties hereto.

12.Assignment. The Company may assign its rights and delegate its obligations under this Agreement to any subsidiary of the Company or to any successor-in-interest to its business, upon written notice to Consultant. Except as provided in the previous sentence, neither party may assign any of its or his rights or delegate any of its or his duties under this Agreement without the consent of the other, and any attempted assignment in violation of this provision shall be void.

13.Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

14.Waiver. No failure or delay on the part of any party hereto in the exercise of any right hereunder in enforcing or requiring the compliance or performance by the other party of any of the terms and conditions of this Agreement shall operate as a waiver of any such right, or constitute a waiver of a breach of any such terms and conditions, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right, nor shall any of the aforementioned failures or delays affect or impair such rights generally in any way. The waiver by any party of a breach of any term or condition of this Agreement by another party shall not operate as nor be construed as a waiver of any subsequent breach thereof.

15.Governing Law; Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without regard to the principles of conflict of laws. Jurisdiction and venue shall be solely in the federal or state courts of Dallas County, Texas. This provision shall not be read as a waiver of any right to removal to federal court in Dallas County.

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    IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

ASHFORD HOSPITALITY ADVISORS, LLC
By:    /s/ Jeremy Welter
    Name: Jeremy Welter
    Title: CEO

ASHFORD INC.

By:    /s/ Monty J. Bennett
    Name: Monty J. Bennett
    Title: CEO

CONSULTANT

/s/ Robert G. Haiman
Name: Robert G. Haiman
[Signature Page to Haiman Consulting Agreement]